Exhibit 99.1

RESOLUTION OF THE SHAREHOLDERS

OF

ASTERIKO CORP.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 25th day of November, 2016;

WHEREAS there has been presented to and considered by this meeting a Motion to effectuate a new Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that we have elected:

SOMPORN PHATCHAN as Director & CEO

ENG WAH KUNG as Director & CFO

YUN CHEN ZOU as Director & COO

The Above qualified people have been nominated, and have accepted their position as DIRECTORS and OFFICERS of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: 25th November, 2016

/s/ Somporn Phatchan

Somporn Phatchan

on behalf of Kido Inter Co. Limited., Majority Shareholders